SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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Academy Funds Trust

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Innovator Matrix Income® Fund
(the “Fund”)

Supplement to Proxy Statement dated June 6, 2014
(the “Proxy Statement”)

The first paragraph in the “Required vote” section on page 3 of the Proxy Statement is deleted and hereby replaced in its entirety with the following paragraph:

The Manager of Managers Structure will be implemented with respect to the Fund only if shareholders of the Fund approve this Proposal 1.  The implementation of the Manager of Managers Structure is not contingent on the approval of Proposal 2.  To implement the Manager of Managers Structure, the Fund’s shareholders must approve the Manager of Managers Structure by a 1940 Act Majority vote of the Fund’s outstanding voting securities.  A “1940 Act Majority” of the outstanding voting securities of the Fund means the lesser of (i) 67% or more of the voting securities of the Fund that are present in person or by proxy at a meeting if holders of shares representing more than 50% of the outstanding voting securities of the Fund are present in person or by proxy or (ii) more than 50% of the outstanding voting securities of the Fund.

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Except as specifically amended or supplemented by the information contained in this supplement, all information set forth in the Proxy Statement remains accurate and should be considered in casting your vote by proxy or at the special meeting of shareholders of the Fund.

Please keep this supplement for future reference.

This supplement is dated June 9, 2014.